SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                      FORM 8-K
                   CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2006


            SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

  Delaware	   	  000-6658      	   04-2217279
_______________  	____________	__________________
(State or other   (Commission    	(IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                70 Orville Drive
            Bohemia, New York 11716
______________________________________________________
     (Address of principal executive offices)


                 (631) 567-4700
______________________________________________________
 Registrant's telephone number, including area code


                 Not Applicable
______________________________________________________
(Former name or former address, if changed since last report)



ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 14, 2006, Registrant entered into an agreement with Fluorometrix Corporation of Stow, Massachusetts granting Registrant a non-exclusive world sublicense to develop, produce and market a line of bioreactor vessels, including culture bags with integral sensors for pH and oxygen, in volumes of 250 milliliters up to 5 liters, for laboratory incubator systems. The sublicense relates to technology subject to patents held by the University of Maryland Baltimore County ("UMBC") and its related know-how, and licensed by UMBC exclusively to Fluorometrix. The sublicense is subject to an exclusive sublicense with respect to the technology and know-how granted by Fluorometrix to Sartorius A/G, a German company engaged in the manufacture of biotechnology products.

Registrant intends to develop and market under its sublicense a line of products, complementing its present line of laboratory equipment, incorporating the disposable sensors to allow for the detection of multiple parameters, including oxygen and pH, in a variety of vessels such as bags and flasks.

Registrant has paid under the sublicense, which is terminable at the option of the Company on sixty days prior notice, a license fee of $20,000 and a prepaid royalty fee of $20,000 to be credited to the royalty obligation of 6% of proceeds from sales in countries where the technology is patented.

No representation can be made that Registrant's proposed development of the licensed technology will be successfully completed or that the resulting products, if any, will produce material revenues.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits

Exhibit No.        Exhibit
__________        _________________________
10a-1             Copy of Sublicense Agreement between Registrant
                  and Fluorometrix Corporation.








                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SCIENTIFIC INDUSTRIES, INC.
                                          (Registrant)


                                          Date:	June 14, 2006
			                        By: /s/ Helena R. Santos
                                          ______________________
			                        Helena R. Santos,
			                 	      President and Chief Executive
 			                  	Officer